UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Common Stock Offering

On August 12, 2015, Post Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives (the “Representatives”) of the several underwriters named in Schedule I to the Underwriting Agreement. Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 5,850,000 shares of common stock, par value $.01 per share (the “Common Stock”), at a price to the public of $60.00 per share (the “Common Stock Offering”). In addition, the Company granted the underwriters a 30-day option to purchase up to 877,500 additional shares of Common Stock, which was exercised in full on August 13, 2015.

The Company closed the Common Stock Offering, including the issuance of the additional 877,500 shares, on August 18, 2015 in accordance with the terms of the Underwriting Agreement. Net proceeds from the Common Stock Offering, after commissions or discounts to the underwriters and the payment of certain expenses, were approximately $390.9 million. The Company intends to use the net proceeds from the Common Stock Offering, together with the net proceeds of the 2024 Notes (as defined below) and the 2025 Notes (as defined below), to repay $1,200.0 million of its secured term loan outstanding under its credit agreement and for general corporate purposes, which could include, among other things, financing future acquisition opportunities, working capital and capital expenditures

The sale of the Common Stock was made pursuant to Post’s Registration Statement on Form S-3, as amended (File No. 333-194459) (the “Registration Statement”), including the prospectus dated May 19, 2014 contained therein, as supplemented by a preliminary prospectus supplement with respect to the Common Stock Offering filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2015 and a final prospectus supplement with respect to the Common Stock Offering filed with the SEC on August 13, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after August 12, 2015 without first obtaining the written consent of Credit Suisse Securities (USA) LLC and Barclays Capital Inc. on behalf of the underwriters, subject to certain exceptions. The Company has also agreed to indemnify such underwriters in the Common Stock Offering against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and the description of the terms of the Underwriting Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Lewis, Rice LLC relating to the validity of the shares of Common Stock sold in the Common Stock Offering (the “Common Stock Opinion”). The Common Stock Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

7.75% Senior Notes Due 2024

Also on August 18, 2015, the Company issued 7.75% senior notes due 2024 (the “2024 Notes”) at par in an aggregate principal amount of $800 million to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The 2024 Notes were issued pursuant to an Indenture dated as of August 18, 2015, among the Company, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee (the “2024 Indenture”).

The 2024 Notes bear interest at a rate of 7.75% per year. Interest payments are due semi-annually each March 15 and September 15, with the first interest payment due on March 15, 2016. The maturity date of the 2024 Notes is March 15, 2024.

The 2024 Notes are unsecured unsubordinated obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries). Accordingly, they are:

•	equal in right of payment with all of the Company and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of the Company’s and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•
effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of the Company’s non-guarantor subsidiaries (other than indebtedness and other liabilities owed to the Company or any guarantors).

Prior to September 15, 2018, the Company may redeem up to 40% of the aggregate principal amount of 2024 Notes at a redemption price equal to 107.750% of the principal amount of the 2024 Notes redeemed, plus accrued and unpaid interest to the redemption date with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of 2024 Notes originally issued under the 2024 Indenture remains outstanding immediately after the redemption (unless all such 2024 Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.

At any time prior to September 15, 2018, the Company may redeem all or a part of the 2024 Notes at a redemption price equal to 100% of the principal amount of the 2024 Notes redeemed and accrued and unpaid interest, plus a premium provided for in the 2024 Indenture, which would be the greater of (1) 1.0% of the principal amount of each 2024 Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of the 2024 Note being redeemed at September 15, 2018 plus (y) all required interest payments due on each such Note through September 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.

On or after September 15, 2018, the Company may redeem all or a part of the 2024 Notes at the redemption prices (expressed as a percentage of principal amount of the 2024 Notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Redemption Year	Price
2018	105.813%
2019	103.875%
2020	101.938%
2021 and thereafter	100.000%

If the Company experiences a Change of Control (as defined in the 2024 Indenture), holders of the 2024 Notes may require the Company to purchase the 2024 Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The 2024 Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of its subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the 2024 Notes are rated at least “BBB-” by Standard & Poor’s or at least “Baa3” by Moody’s.

The 2024 Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the 2024 Indenture or the 2024 Notes, (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity, (iv) the failure to pay certain final judgments, (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2024 Notes may declare all the 2024 Notes to be due and payable immediately.

Attached as Exhibit 4.1 to this Current Report and incorporated herein by reference is a copy of the 2024 Indenture, and the foregoing description of the terms of the 2024 Indenture is qualified in its entirety by reference to such exhibit.

8.00% Senior Notes Due 2025

Also on August 18, 2015, the Company issued 8.00% senior notes due 2025 (the “2025 Notes”) at par in an aggregate principal amount of $400 million to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The 2025 Notes were issued pursuant to an Indenture dated as of August 18, 2015, among the Company, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee (the “2025 Indenture”).

The 2025 Notes bear interest at a rate of 8.00% per year. Interest payments are due semi-annually each January 15 and July 15, with the first interest payment due on January 15, 2016. The maturity date of the 2025 Notes is July 15, 2025.

The 2025 Notes are unsecured unsubordinated obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries). Accordingly, they are:

•	equal in right of payment with all of the Company and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of the Company’s and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•
effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of the Company’s non-guarantor subsidiaries (other than indebtedness and other liabilities owed to the Company or any guarantors).

Prior to July 15, 2018, the Company may redeem up to 40% of the aggregate principal amount of 2025 Notes at a redemption price equal to 108.000% of the principal amount of the 2025 Notes redeemed, plus accrued and unpaid interest to the redemption date with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of 2025 Notes originally issued under the 2025 Indenture remains outstanding immediately after the redemption (unless all such 2025 Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.

At any time prior to July 15, 2020, the Company may redeem all or a part of the 2025 Notes at a redemption price equal to 100% of the principal amount of the 2025 Notes redeemed and accrued and unpaid interest, plus a premium provided for in the 2025 Indenture, which would be the greater of (1) 1.0% of the principal amount of each 2025 Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of the 2025 Note being redeemed at July 15, 2020 plus (y) all required interest payments due on each such Note through July 15, 2020 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.

On or after July 15, 2020, the Company may redeem all or a part of the 2025 Notes at the redemption prices (expressed as a percentage of principal amount of the 2025 Notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Redemption Year	Price
2020	104.000%
2021	102.667%
2022	101.333%
2023 and thereafter	100.000%

If the Company experiences a Change of Control (as defined in the 2025 Indenture), holders of the 2025 Notes may require the Company to purchase the 2025 Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The 2025 Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of its subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the 2025 Notes are rated at least “BBB-” by Standard & Poor’s or at least “Baa3” by Moody’s.

The 2025 Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest, (ii) breach of certain covenants contained in the 2025 Indenture or the 2025 Notes, (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity, (iv) the failure to pay certain final judgments, (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2025 Notes may declare all the 2025 Notes to be due and payable immediately.

Attached as Exhibit 4.2 to this Current Report and incorporated herein by reference is a copy of the 2025 Indenture, and the foregoing description of the terms of the 2025 Indenture is qualified in its entirety by reference to such exhibit.

Net proceeds from the issuance of the 2024 Notes and the 2025 Notes, after deducting discounts, fees and certain expenses, were approximately $1,187.8 million. The Company intends to use the net proceeds from the issuance of the 2024 Notes and the 2025 Notes, together with the net proceeds of the Common Stock Offering to repay $1,200.0 million of its secured term loan outstanding under its credit agreement and for general corporate purposes, which could include, among other things, financing future acquisition opportunities, working capital and capital expenditures.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 18, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel & Administration, Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 12, 2015, among Post Holdings, Inc., Credit Suisse (USA) LLC and Barclays Capital Inc.
4.1	Indenture (2024 Notes), dated as of August 18, 2015, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee
4.2	Indenture (2025 Notes), dated as of August 18, 2015, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee
5.1	Opinion of Lewis Rice LLC
23.1	Consent of Lewis Rice LLC (included in Exhibit 5.1)